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                           EXHIBIT 21.1


            LIST OF SUBSIDIARIES OF SUMMIT DESIGN, INC.


1.  Summit Design (EDA) Ltd., an Israeli Corporation

2.  Test Systems Strategies, Inc., an Oregon Corporation

3.  TriQuest Design Automation, Inc.